EXHIBIT (a)(1)


                            CERTIFICATE OF FORMATION

                                       OF

                               TAVROS FUND, L.L.C.



     The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:


     FIRST: The name of the limited liability company is: Tavros Fund, L.L.C.


     SECOND: The address of its registered office in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297, County of New Castle.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 14th day of April, 2000.


                                                             TAVROS FUND, L.L.C.



                                                  By:  /s/
                                                     ---------------------------
                                                      Name: Steven M. Felsenthal
                                                     Title: Authorized Person


                                      A-1-1